UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

On November 20, 2014, the Board of Directors of Asta Funding Inc. (the “Company”) elected Ricky Stern, age 30, Senior Vice President of the Company, to the added position of President of its wholly owned subsidiary, GAR Disability Advocates LLC.

Mr. Stern joined the Company in 2011 as Assistant Treasurer of the Company. Prior to joining the Company, Mr. Stern earned an MBA in Finance from Pace University in 2011. Mr. Stern is a Certified Financial PlannerTM professional as well as a Certified Investment Management AnalystSM professional.

Ricky Stern is the son of the Chairman, President and CEO of the Company, Gary Stern, and the grandson of Chairman Emeritus of the Company, Arthur Stern.

Item 8.01.	Other Events

On November 26, 2014, CBC Settlement Funding, LLC, a wholly-owned subsidiary of the Company, issued a press release titled “CBC Settlement Funding Announces Completion of BBRIV 2014-A Private Placement Note Offering” (the “Press Release”), relating to the completion of its private placement of fixed rate asset backed notes. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The information in the Press Release is intended to be furnished under this Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated November 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: November 26, 2014	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

3